Exhibit 1.1

[Name of Issuer]

PURCHASE AGREEMENT STANDARD PROVISIONS

(2021 Edition)

From time to time, [Name of Issuer], a [corporation] [public company] organized under the laws of [the State of Delaware] [England and Wales] (the “Company”), may enter into one or more purchase agreements that provide for the sale of designated securities to the purchaser or purchasers named therein (each a “Purchaser”). The standard provisions set forth herein may be incorporated by reference in any such purchase agreement (each a “Purchase Agreement”). The Purchase Agreement relating to any particular sale of Offered Securities, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in such Purchase Agreement are used herein as therein defined.

I.

The Company proposes to issue debt securities (the “Securities”) from time to time pursuant to the provisions of the Indenture dated as of [March 8, 2002] [June 4, 2003], among the Company, BP p.l.c. (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as Trustee. Pursuant to the Indenture, the Guarantor will guarantee payment of the principal of (and premium, if any) and interest on the Securities. The Securities may have varying designations, maturities, rates and times of payment of interest, selling prices and redemption and other terms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form F-3 as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), including a prospectus relating to the Securities and has filed with the Commission, or transmitted to the Commission for filing (or will promptly after the sale so file) a prospectus supplement specifically relating to the Offered Securities pursuant to Rule 424(b) under the Securities Act. The term Registration Statement means the registration statement as amended to the date of the Purchase Agreement (including information deemed to be a part thereof by reason of Rule 430B under the Securities Act). The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the final prospectus supplement specifically relating to the Offered Securities, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b). The term preliminary prospectus means any preliminary prospectus (including any preliminary prospectus supplement) specifically relating to the Offered Securities filed prior to the Applicable Time. The term Pricing Prospectus means the Basic Prospectus as amended and supplemented immediately prior to the Applicable Time specified in the Purchase Agreement. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Prospectus”, “preliminary prospectus” and “Pricing Prospectus” shall include in each case the material, if any, incorporated by reference therein.

Each Purchaser represents and agrees with the Company and the Guarantor that [(a) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of section 19 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) by the Company]1; [(a)] [(b)] it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and [(b)] [(c)] it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Company or the Guarantor.

[1]	This provision should be deleted if the Offered Securities have a maturity of one year or more.

II.

If a Purchaser advises the Company and the Guarantor in the Purchase Agreement that it intends to resell the Offered Securities, the Company and the Guarantor will provide assistance as hereinafter provided. The terms of any such resale will be set forth in the Prospectus. The provisions of Articles V, VI, VII and IX of this Agreement will apply only to a Purchaser giving advice in accordance herewith (the “Reselling Purchaser”).

III.

Payment for the Offered Securities shall be made by wire transfer or by certified or official bank check or checks payable to the order of the Company in immediately available Federal funds or in New York Clearing House funds as agreed to by the parties and at the time and place set forth in the Purchase Agreement, upon delivery to the Purchaser of the Offered Securities registered in such names and in such denominations as the Purchaser shall request in writing not less than one full business day prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

IV.

The obligations of the Purchaser hereunder are subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the final term sheet contemplated by Article V(b) shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Guarantor and its subsidiaries taken as a whole from that set forth in the Registration Statement and the Prospectus; and the Purchaser shall have received, on the Closing Date, certificates dated the Closing Date and signed by officers of the Company and the Guarantor or other duly authorized persons, to the foregoing effect. The officers or other persons making such certificates may each rely upon the best of their knowledge as to proceedings pending or threatened.

(b) The final term sheet contemplated by Article V(b) hereof, and any other material required to be filed by the Company or the Guarantor pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(c) The Purchaser shall have received on the Closing Date an opinion and letter of Sullivan & Cromwell LLP or other counsel reasonably satisfactory to the Purchaser as to certain matters of New York law, dated the Closing Date, to the effect set forth in Exhibit A hereto.

(d) The Purchaser shall have received on the Closing Date an opinion of the Senior Legal Counsel of the Guarantor or other United Kingdom counsel reasonably satisfactory to the Purchaser, dated the Closing Date, to the effect set forth in Exhibit B hereto.

(e) The Purchaser shall have received on the Closing Date an opinion and letter of counsel for the Purchaser, each dated the Closing Date, in form and substance reasonably satisfactory to the Purchaser.

(f) The Purchaser shall have received on the date hereof and the Closing Date letters from the independent auditors for the Guarantor, dated the date hereof and the Closing Date, respectively, in form and substance reasonably satisfactory to the Purchaser, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g) No downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h) Prior to the Closing Date, the Company shall have furnished to the Purchaser such further available information and certificates as the Purchaser may reasonably request.

V.

In further consideration of the agreements contained herein of any Reselling Purchaser, the Company and the Guarantor covenant to such Reselling Purchaser as follows:

(a) To furnish the Reselling Purchaser, without charge, a copy of the Registration Statement including exhibits and materials, if any, incorporated by reference therein and, during the period mentioned in paragraph (d) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Reselling Purchaser may reasonably request. The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents or reports filed or made by the Guarantor with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act “) which are deemed to be incorporated by reference in the Prospectus.

(b)(i) If requested by a Reselling Purchaser prior to the Applicable Time, to prepare a final term sheet, containing solely a description of the Offered Securities, and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule, (ii) to file promptly all other material required to be filed by the Company or the Guarantor with the Commission pursuant to Rule 433(d) under the Securities Act and (iii) if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act.

(c) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Securities, to furnish the Reselling Purchaser a copy of each such proposed amendment or supplement; and, before filing the final term sheet contemplated by paragraph (b) above, to furnish the Reselling Purchaser a copy thereof.

(d) If, during such period after the first date of reselling of the Offered Securities as in the opinion of counsel for the Reselling Purchaser the Prospectus is required by law to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Reselling Purchaser, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a subsequent purchaser, be misleading or so that the Prospectus will comply with law.

(e) To qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions in the United States of America as the Reselling Purchaser shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions in the United States of America as the Reselling Purchaser may designate.

(f) To make generally available to the Company’s and the Guarantor’s security holders, as soon as reasonably practicable, a consolidated earning statement of the Guarantor and its subsidiaries covering a twelve month period beginning after the date of this Agreement and ending at the end of a fiscal quarter which shall satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder).

(g) During the period beginning on the date of this Agreement and terminating after the number of days, if any, indicated under “Restriction on Additional Sales” in the Purchase Agreement, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Securities, without the prior written consent of the Reselling Purchaser.

VI.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that (i) each document or report, if any, filed or made or to be filed or made pursuant to the Exchange Act and incorporated by reference in the Prospectus and the Pricing Prospectus complied when filed or made or will comply when so filed or made in all material respects with the Exchange Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents and reports incorporated by reference therein) filed with the Commission pursuant to the Securities Act relating to the Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder, (v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Article V(b) (together, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to statements or omissions in the Registration Statement, any preliminary prospectus, the Prospectus or the Pricing Disclosure Package based upon and in conformity with information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that the Registration Statement constitutes an “automatic shelf registration statement”, as defined under Rule 405 under the Securities Act, filed not earlier than three years prior to the date hereof and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that (i) at the time of the filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.

The Company and the Guarantor jointly and severally represent and warrant to each Reselling Purchaser that at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities, each of the Company and the Guarantor was not, and is not, an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

Each of the Company and the Guarantor jointly and severally represents and warrants to each Reselling Purchaser that other than the final term sheet prepared and filed pursuant to Article V(b), without the prior written consent of the Reselling Purchaser it has not made and will not make any offer relating to the Offered Securities that (i) would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (an “Issuer Free Writing Prospectus”) or (ii) would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

Each of the Company and the Guarantor jointly and severally represents and warrants to each Reselling Purchaser that neither any Issuer Free Writing Prospectus nor the final term sheet contemplated by Article V(b) hereof includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, and agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event shall occur as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to such Reselling Purchaser and, if requested by such Reselling Purchaser, will prepare and furnish without charge to the Reselling Purchasers an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that the foregoing representation and warranty shall not apply to statements in or omissions from such Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Company or the Guarantor in writing by any Reselling Purchaser expressly for use therein.

Each Reselling Purchaser represents and agrees that, other than one or more terms sheets relating to the Offered Securities containing customary information and conveyed to prospective purchasers of Offered Securities, without the prior written consent of the Company and the Guarantor it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act.

Each of the Company and the Guarantor jointly and severally represents and agrees that it has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Reselling Purchaser and each person, if any, who controls such Reselling Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the term sheet prepared and filed pursuant to Article V(b), the Prospectus (if used within the period set forth in paragraph (d) of Article V hereof and as amended or supplemented if the Company or the Guarantor shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company or the Guarantor by any Reselling Purchaser expressly for use therein, provided, however, that the foregoing indemnity with respect to preliminary prospectuses shall not inure to the benefit of any Reselling Purchaser (or to the benefit of any person controlling such Reselling Purchaser) from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities to the extent that such purchase was made in a transaction covered by the Registration Statement and any such loss, claim, damage or liability of such Reselling Purchaser results from the fact that there was not conveyed to such person, at or prior to the time of the sale of such Offered Securities to such person, a copy of an amended or supplemented Pricing Prospectus (any material incorporated by reference therein being deemed conveyed for this purpose upon filing with the Commission) or an Issuer Free Writing Prospectus correcting such untrue statement or omission or alleged untrue statement or omission if the Company or the Guarantor had furnished prior to the Applicable Time copies of such amended or supplemented Pricing Prospectus or Issuer Free Writing Prospectus to such Reselling Purchaser.

Each Reselling Purchaser agrees to indemnify and hold harmless the Company and the Guarantor, their directors, their officers and authorized representatives who sign the Registration Statement and any person controlling the Company or the Guarantor to the same extent as the foregoing indemnity from the Company and the Guarantor to each Reselling Purchaser, but only with reference to information relating to such Reselling Purchaser furnished in writing by such Reselling Purchaser expressly for use in the Registration Statement, any preliminary prospectus, the Pricing Prospectus, the Prospectus, or any Issuer Free Writing Prospectus.

In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such other person (the “indemnified party”) shall promptly notify the person or persons against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Reselling Purchaser in the case of parties indemnified pursuant to the second preceding paragraph and by the Company or the Guarantor in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

If the indemnification provided for in this Article VI is unavailable to an indemnified party other than as a result of the proviso to the sixth paragraph of Article VI or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Reselling Purchaser on the other in connection with the offering of the Offered Securities shall be deemed to be in the same proportion as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total commissions, if any, received by the Reselling Purchaser in respect thereof. If there are no commissions allowed or paid by the Company or the Guarantor to the Reselling Purchaser in respect of the Offered Securities, the relative benefits received by the Reselling Purchaser in the preceding sentence shall be the difference between the price received by such Reselling Purchaser upon resale of the Offered Securities and the price paid for such Offered Securities pursuant to the Purchase Agreement. The relative fault of the Company and the Guarantor on the one hand and of the Reselling Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or by the Reselling Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantor and the Reselling Purchaser agree that it would not be just and equitable if contribution pursuant to this Article VI were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VI, no Reselling Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities resold to the public by such Reselling Purchaser were offered to the public exceeds the amount of any damages which such Reselling Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Article VI and the representations and warranties of the Company and the Guarantor in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by any Reselling Purchaser or on behalf of any Reselling Purchaser or any person controlling any Reselling Purchaser and (iii) acceptance of and payment for any of the Offered Securities.

The Guarantor agrees that any legal suit, action or proceeding brought by any Reselling Purchaser to enforce the indemnity agreements contained in this Article VI may be instituted in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Guarantor has designated and appointed CT Corporation System (or any successor corporation) as the Guarantor’s authorized agent to receive on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 111 Eighth Avenue, New York, New York 10011, (or such other address in the Borough of Manhattan, The City of New York, as the Guarantor may designate by written notice to you) and written notice of said service to the Guarantor, mailed or delivered to it, at 1 St James’s Square, London, SW1Y 4PD, England, attention of the Company Secretary, shall be deemed in every respect effective service of process upon the Guarantor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Guarantor, whether or not the Guarantor shall then be doing, or at any time shall have done, business within the State of New York, and any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable until the principal of and interest on the Offered Securities and all other sums owing by the Company or the Guarantor to holders of the Offered Securities in accordance with the provisions of the Offered Securities and the Indenture have been paid in full by the Company or the Guarantor in accordance with the provisions thereof. The Guarantor agrees to take all action as may be necessary to continue the designation and appointment of CT Corporation System or any successor corporation in full force and effect so that the Guarantor shall at all times have an agent for service of process for the above purposes in the Borough of Manhattan, The City of New York, New York, United States of America.

VII.

This Agreement shall be subject to termination in the absolute discretion of any Reselling Purchaser, by notice given to the Company and the Guarantor, if prior to the Closing Date (i) trading in securities generally or trading in the Guarantor’s securities on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services within the United States shall have occurred or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of such Reselling Purchaser, impracticable to resell the Offered Securities.

VIII.

If this Agreement shall be terminated by the Purchaser because of any failure or refusal on the part of the Company or the Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Guarantor shall be unable to perform its obligations under this Agreement, the Company or the Guarantor will reimburse the Purchaser for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by such Purchaser in connection with the Offered Securities.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IX.

The Company and the Guarantor acknowledge that in connection with the offering of the Offered Securities: (i) the Reselling Purchasers have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantor or any other person, (ii) the Reselling Purchasers owe the Company and the Guarantor only those duties and obligations set forth in this Agreement, and (iii) the Reselling Purchasers may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor waive to the fullest extent permitted by applicable law any claims they may have against the Reselling Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

EXHIBIT A

OPINION OF COUNSEL TO THE COMPANY

In the case of an issuance by BP Capital Markets America Inc. you shall receive the following opinion of Sullivan & Cromwell LLP:

Ladies and Gentlemen

In connection with the [several] purchases today by you pursuant to the Purchase Agreement, dated              (the “Purchase Agreement”), among BP Capital Markets America Inc., a corporation organized under the laws of the State of Delaware (the “Company”), BP p.l.c., a public limited company organized under the laws of England and Wales (“BP”), and you, of $             in aggregate principal amount of the Company’s              Guaranteed Notes due              (the “Securities”) issued pursuant to the Indenture, dated as of June 4, 2003 (the “Base Indenture”), among the Company, BP and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”), as supplemented by the              Supplemental Indenture, dated as of              (the “             Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), we, as United States counsel for the Company and BP, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

(2) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

(3) Assuming that the Indenture has been duly authorized, executed and delivered by BP insofar as the laws of England and Wales are concerned, the Indenture has been duly authorized, executed and delivered by each of the Company and BP and constitutes a valid and legally binding obligation of each of the Company and BP enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

(4) The Securities have been duly authorized, executed and delivered and (assuming due authentication of the Securities by the Trustee) constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) Assuming that the guarantees of BP endorsed on the Securities (the “Guarantees”) have been duly authorized, executed and delivered by BP insofar as the laws of England and Wales are concerned, the Guarantees have been duly executed and delivered by BP and constitute valid and legally binding obligations of BP enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6) The execution and delivery of the Purchase Agreement by the Company and BP, the execution and delivery of the Indenture by the Company and BP and the issuance of the Securities in accordance with the Indenture and the execution of the Guarantees by BP and the sale of the Securities by the Company to you pursuant to the Purchase Agreement do not violate any Federal law of the United States, statutory law of the State of New York or the General Corporation Law of the State of Delaware; provided, however, that for the purpose of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employment Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Indenture, the Purchase Agreement, the Securities and the Guarantees or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets; provided, further, that insofar as performance by the Company and BP of their respective obligations under the Indenture, the Purchase Agreement, the Securities and the Guarantees is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(7) The execution and delivery of the Purchase Agreement and the Indenture by the Company and the issuance of the Securities in accordance with the Indenture and the sale of the Securities by the Company to you pursuant to the Purchase Agreement do not and will not violate the Certificate of Incorporation and the by-laws of the Company in effect as of the date hereof.

(8) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or BP under the Federal laws of the United States, the statutory laws of the State of New York or the General Corporation Law of the State of Delaware for the execution of the Indenture by the Company or BP, the issuance of the Securities in accordance with the Indenture and the execution of the Guarantees by BP and sale of the Securities by the Company to you pursuant to the Purchase Agreement have been obtained or made; provided, however, that for the purpose of this paragraph (5), we express no opinion with respect to state securities laws.

(9) The Company is not, and, after giving effect for the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, as such term is defined in the Purchase Agreement, would not be on the date hereof, required to register under, or seek an exemption from, the Investment Company Act of 1940.

The foregoing opinion is limited to the Federal laws of the United States, the statutory laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of English law, we note that you have received an opinion, dated as of the date hereof, of             , Managing Counsel – Treasury of BP p.l.c.

In rendering the foregoing opinion, we have relied as to certain matters upon information obtained from public officials, officers of the Company and BP and other sources believed by us to be responsible, and we have assumed that BP has been duly organized and is an existing corporation in good standing under the laws of England and Wales, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities and the Guarantees conform to the specimens thereof examined by us, that the Trustee’s certificate of authentication of the Securities has been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as United States counsel to the Company, to you solely for your benefit and may not be relied upon by any other person without our express written consent. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

In the case of an issuance by BP Capital Markets p.l.c. you shall receive the following opinion of Sullivan & Cromwell LLP:

Ladies and Gentlemen:

In connection with the [several] purchases today by you pursuant to the Purchase Agreement, dated              (the “Purchase Agreement”), among BP Capital Markets p.l.c., a public limited company organized under the laws of England and Wales (the “Company”), BP p.l.c., a public limited company organized under the laws of England and Wales (“BP”), and you, of $             in aggregate principal amount of the Company’s              Guaranteed Notes due              (the “Securities”) issued pursuant to the Indenture, dated as of March 8, 2002 (the “Base Indenture”), among the Company, BP and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”), as supplemented by the              Supplemental Indenture, dated as of              (the “             Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), we, as United States counsel for the Company and BP, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Assuming that the Indenture has been duly authorized, executed and delivered by each of the Company and BP insofar as the laws of England and Wales are concerned, the Indenture has been duly executed and delivered by each of the Company and BP and constitutes a valid and legally binding obligation of each of the Company and BP enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939.

(2) Assuming that the Securities have been duly authorized, executed and delivered by the Company insofar as the laws of England and Wales are concerned, the Securities have been duly executed and delivered and (assuming due authentication of the Securities by the Trustee) constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3) Assuming that the guarantees of BP endorsed on the Securities (the “Guarantees”) have been duly authorized, executed and delivered by BP insofar as the laws of England and Wales are concerned, the Guarantees have been duly executed and delivered by BP and constitute valid and legally binding obligations of BP enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) The execution and delivery of the Purchase Agreement by the Company and BP, the execution and delivery of the Indenture by the Company and BP and the issuance of the Securities in accordance with the Indenture and the execution of the Guarantees by BP and the sale of the Securities by the Company to you pursuant to the Purchase Agreement do not violate any Federal law of the United States or statutory law of the State of New York; provided, however, that for the purpose of this paragraph (4), we express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws, tax laws, the Employment Retirement Income Security Act of 1974, antitrust laws or any law that is applicable to the Company, the Indenture, the Purchase Agreement, the Securities and the Guarantees or the transactions contemplated thereby solely as part of a regulatory regime applicable to the Company or its affiliates due to its or their status, business or assets; provided, further, that insofar as performance by the Company and BP of their respective obligations under the Indenture, the Purchase Agreement, the Securities and the Guarantees is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

(5) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company or BP under the Federal laws of the United States and the statutory laws of the State of New York for the execution of the Indenture by the Company or BP, the issuance of the Securities in accordance with the Indenture and the execution of the Guarantees by BP and sale of the Securities by the Company to you pursuant to the Purchase Agreement have been obtained or made; provided, however, that for the purpose of this paragraph (5), we express no opinion with respect to state securities laws.

(6) The Company is not, and, after giving effect for the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, as such term is defined in the Purchase Agreement, would not be on the date hereof, required to register under, or seek an exemption from, the Investment Company Act of 1940.

The foregoing opinion is limited to the Federal laws of the United States and the statutory laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of English law, we note that you have received an opinion, dated as of the date hereof, of             , Managing Counsel – Treasury of BP p.l.c.

In rendering the foregoing opinion, we have relied as to certain matters upon information obtained from public officials, officers of the Company and BP and other sources believed by us to be responsible, and we have assumed that each of the Company and BP has been duly organized and is an existing corporation in good standing under the laws of England and Wales, that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Securities and the Guarantees conform to the specimens thereof examined by us, that the Trustee’s certificate of authentication of the Securities has been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as United States counsel to the Company, to you solely for your benefit and may not be relied upon by any other person without our express written consent. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Disclosure Letter of Sullivan & Cromwell LLP:

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Act”) and offering of $             in aggregate principal amount of              Guaranteed Notes due              ,( the “Securities”) of [Name of Issuer], a [corporation] [public limited company] organized under the laws of [the State of Delaware] [England and Wales] (the “Company”), and the related guarantees thereof by BP p.l.c., a public limited company organized under the laws of England and Wales (“BP”).

The Registration Statement relating to the Securities (File No. 333-[    ]) was filed on Form F-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated              (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated              (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s and BP’s business and affairs since, pursuant to Form F-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As United States counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus , the final term sheet, dated              (the “Pricing Term Sheet”) and filed pursuant to Rule 433 under the Act (such Pricing Term Sheet, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”), and the Prospectus Supplement and participated in discussions with your representatives and those of the Company and BP and their accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and BP concerning certain matters relating to the Company and BP and reviewed certificates of certain officers of the Company and BP and an opinion addressed to you from BP’s Senior Legal Counsel. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form F-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act, the Trust Indenture Act of 1939, and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained under the captions “Description of Debt Securities and Guarantees” and “Tax Considerations” in the Basic Prospectus and under the captions “Description of Notes”, “Underwriting” and “United States Taxation” in the Prospectus Supplement insofar as they relate to provisions of documents or United States Federal tax law therein described and insofar as they relate to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of [        :00] [A/P].M. on             , contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the first preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report as to the effectiveness of internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as United States counsel to the Company, to you solely for your benefit, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

EXHIBIT B

OPINION OF SENIOR LEGAL COUNSEL

I am Managing Counsel – Treasury of BP p.l.c. (“BP”), a company organised under the laws of England and Wales and as such I am generally familiar with the Memorandum and Articles of Association of that company [and BP Capital Markets p.l.c. (“BPCM”), a company also organised under the laws of England and Wales, and the corporate history and business of BP and BPCM.]

I have advised BP [and BPCM] in connection with the issue by [ISSUER] of $             in aggregate principal amount of              Guaranteed Notes due              (the “Notes”), which are to be unconditionally guaranteed as to payment of principal and interest by BP. In relation thereto I have examined the following documents.

1. A copy of the registration statement on Form F-3 (File numbers 333-             dated             ) (the “F-3 Registration Statement”), together with the Prospectus Supplement dated              (the “Prospectus Supplement”) and the documents listed in Schedule A (those listed documents, taken together with the Prospectus dated              (the “Basic Prospectus”), being referred to herein as the “Pricing Disclosure Package”).

2. A copy of the Purchase Agreement dated              and the Purchase Agreement Standard Provisions (2021 Edition) incorporated by reference therein (the “Purchase Agreement”), made between [ISSUER] and BP, on the one hand and              (the “Underwriters”), on the other hand.

3. A copy of an Indenture, dated as of [March 8, 2002] [June 4, 2003], among [ISSUER], BP and The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”) (the “Base Indenture”), as supplemented by a              Supplemental Indenture, dated as of             , (the “             Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among [ISSUER], BP and the Trustee, pursuant to which the Notes are to be issued and incorporating the Guarantees to be provided by BP in relation thereto (the “Guarantees”).

4. A Certificate dated the date hereof of the [Company Secretary / Deputy Secretary] of BP (the “BP Secretary’s Certificate”) and a Certificate dated the date hereof of the Company Secretary of [ISSUER] (the “[ISSUER] Secretary’s Certificate”) (together, the “Secretaries’ Certificates”).

This opinion letter is being released to you contemporaneously with an opinion letter of Sullivan & Cromwell LLP, US counsel for BP and [ISSUER], which letter I rely upon to the extent stated below.

I have made no investigation of the laws of any country other than England, and my opinion is confined to matters of English law. English law will in my opinion recognise the laws of the State of New York as the proper law governing the Purchase Agreement, the Indenture, [the Notes] and the Guarantees endorsed thereon and to the extent that my opinion thus involves matters governed by the laws of the United States of America or the State of New York, I have relied exclusively on the above-mentioned opinion of Sullivan & Cromwell LLP. I have satisfied myself that the Secretaries’ Certificates referred to above bear the true signature of the [Company Secretary/Deputy Secretary] of BP and, as the case may be, of the Company Secretary of [ISSUER] but, in relation to the documents referred to above, I have assumed the genuineness of all signatures thereon or on the originals thereof and the conformity to the original documents of all copy or specimen documents. I have further assumed that such documents are within the capacity and powers of, and have been duly authorised, executed and delivered by, and are valid and binding upon, each party other than BP [or BPCM]. I have relied upon each of the Secretaries’ Certificates as to the matters therein certified. I have made such official searches and enquiries of the responsible officers of BP [and BPCM] as appeared to me appropriate for the purpose of this opinion letter.

Based upon and subject to the foregoing and having regard to such legal considerations as I deem relevant and subject as hereinafter provided, I am of the opinion that insofar as the present laws of England are concerned:

(i) BP [and BPCM] has [have] been duly incorporated and is [are] validly existing as [a] company [companies] under the laws of England and Wales;

(ii) The Purchase Agreement, the Indenture, the Guarantees and the execution thereof have been duly authorised by BP; the Guarantees have been duly executed and delivered by BP and, upon the due execution, authentication and delivery of the Notes by [ISSUER], such Guarantees will be valid, binding and enforceable obligations of BP, subject as stated below in relation to enforcement; the Purchase Agreement and the Indenture have been duly executed and delivered by BP and constitute valid, binding and enforceable obligations of BP, subject as stated below in relation to enforcement;

(iii) [The Purchase Agreement, the Indenture, and the execution thereof have been duly authorised by BPCM; the Purchase Agreement and the Indenture have been duly executed and delivered by BPCM and constitute valid, binding and enforceable obligations of BPCM, subject as stated below in relation to enforcement;

(iv) The Notes have been duly authorised and executed by BPCM and, when authenticated and delivered to and paid for by the Underwriters pursuant to the Purchase Agreement, will constitute valid and legally binding obligations of BPCM;]

(v) The execution and delivery of the Purchase Agreement, the Indenture and the Guarantees by BP and the performance of the terms and provisions thereof do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of BP or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to me by which BP is bound, except that I express no opinion as to compliance or otherwise with the financial limitations on borrowings or the giving of guarantees by BP contained therein;

(vi) [The execution and delivery of the Purchase Agreement and the Indenture by BPCM and the performance of the terms and provisions thereof and the issuance of the Notes in accordance with the Indenture and sale of the Notes by BPCM to the Underwriters pursuant to the Purchase Agreement do not, and will not, conflict with or result in a breach of any of the current terms or provisions of any law of England, or of the Memorandum of Association or the Articles of Association of BPCM or any of the terms or provisions of any indenture, mortgage or any agreement or instrument known to me by which BPCM is bound;]

(vii) No consent, approval, authorisation or order of, or filing with any authority in the United Kingdom is legally required by BP [or BPCM] for the execution of the Indenture or the Purchase Agreement, and, in the case of the Guarantees, by BP or the performance of the terms and provisions thereof [or the issuance of the Notes in accordance with the Indenture and the sale of the Notes by BPCM to the Underwriters pursuant to the Purchase Agreement;]

(viii) The submission to jurisdiction and the appointment of CT Corporation System as agent for service of process contained in the Purchase Agreement and the Indenture are, under the laws of England, valid and sufficient, if notice is duly given to BP [or, as the case may be, BPCM] as provided therein, to confer personal jurisdiction over BP [or, as the case may be, BPCM] in respect of any legal suit, action or proceeding brought by the Underwriters to enforce the indemnity agreements contained in Article VI of the Purchase Agreement Standard Provisions (2021 Edition) or any legal suit, action or proceeding brought under the Indenture [or with respect to the Notes] instituted in any State or Federal court in the Borough of Manhattan, The City of New York, the State of New York, United States of America, and, under the laws of England currently in force and under current practice in England as of the date hereof, any final and conclusive judgment rendered in any such action or proceeding (a “United States judgment”) would subject as hereinafter stated be enforced by the English courts without a retrial or re-examination of the matters thereby adjudicated upon;

(ix) The Guarantees rank equally and ratably, without priority by reason of date of issue, currency of payment or otherwise, with all other unsecured and unsubordinated indebtedness of BP outstanding at the date hereof (except on a winding-up, or in a receivership, for certain claims which are accorded priority by or pursuant to statute in the United Kingdom); and

(x) I do not believe that the Registration Statement, as of the date of the Prospectus Supplement, the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement or as of the time of delivery of this opinion, or the Pricing Disclosure Package, as of [        :00] [A/P].M. on             , contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading. However, I do not assume any responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectus Supplement. Also, I express no opinion or belief as to the financial statements or other financial data derived from accounting records contained in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, as to the auditor’s report as to the effectiveness of internal control over financial reporting as included in the Registration Statement, the Basic Prospectus, the Pricing Disclosure Package or the Prospectus Supplement, or as to the statement of eligibility and qualification of the Trustee under the Indenture.

As used in the foregoing opinion, the term “enforceable” means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

(a) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganisation and other laws of general application relating to or affecting the rights of creditors;

(b) enforcement may be limited by general principles of equity—for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

(c) claims may become barred under the Limitation Acts or may be or become subject to defences of set-offs or counterclaim;

(d) where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction.

Such opinion is subject to the additional conditions that (a) a United States judgment would not be enforced by the English courts without a retrial or re-examination if the English courts were satisfied that such judgment was obtained by fraud or in a manner opposed to natural justice or if the enforcement thereof were contrary to United Kingdom public policy; and (b) in any proceedings to enforce in an English court a foreign judgment (including a United States judgment) it is open to the defendant to raise any counterclaim which he could have brought in England unless the subject of the counterclaim was in issue and decided in the foreign proceedings.

This opinion is also subject to the following qualifications: (i) an English court may refuse to give effect to the provisions of the indemnity agreements contained in, inter alia, Sections 514 and 607 of the Indenture and Article VI of the Purchase Agreement Standard Provisions (2021 Edition) in respect of the costs of unsuccessful litigation brought before an English court or where the court itself has made an order for costs; and (ii) any certificate or determination of any party to the Purchase Agreement, the Indenture or, as the case may be, the Guarantees as to any matter provided for in such deed or document might not be held by an English court to be conclusive if it could be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

This opinion is addressed to the Underwriters on the understanding that they may transmit copies to the Trustee, who may rely upon it in connection with the issue and sale of the Notes as if it had been addressed and transmitted directly to the Trustee, but to no other person and for no other purpose. It may not be quoted or referred to in any public document or filed with any government agency or other person without my consent.

Yours faithfully,

B-4